UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Astoria Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	11-3170868 (I.R.S. Employer Identification No.)

One Astoria Federal Plaza Lake Success, New York (Address of principal executive offices)	11042-1085 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares, each representing a 1/40th interest in a share of 6.50% Non-Cumulative Perpetual Preferred Stock, Series C	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-182041

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are depositary shares (the “Depositary Shares”) of Astoria Financial Corporation, a Delaware corporation (the “Company”), each representing a 1/40th interest in a share of the Company’s 6.50% Non-Cumulative Perpetual Preferred Stock, Series C, par value $1.00 per share, with a liquidation preference of $1,000 per share (equivalent to $25 per Depositary Share) (the “Preferred Stock”). The descriptions set forth under (i) the captions “Description of Depositary Shares” and “Description of the Series C Preferred Stock” in the prospectus supplement dated March 12, 2013, as filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2013 pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, to the prospectus dated March 11, 2013, as filed with the SEC on March 12, 2013 (the “Base Prospectus”), included in the Company’s automatic shelf registration statement on Form S-3 (File No. 333-182041), as filed with the SEC on June 11, 2012, as amended by post-effective amendment no. 1 dated March 11, 2013, filed with the SEC on March 12, 2013, and (ii) the captions “Description of Depositary Shares” and “Description of Capital Stock” in the Base Prospectus are each incorporated herein by reference.

Item 2.	Exhibits.

3.1	Certificate of Incorporation of the Company, as amended effective as of June 3, 1998 and as further amended on September 6, 2006 and September 20, 2006 (incorporated by reference to (i) the Company’s Quarterly Report on Form 10-Q/A for the quarter ended June 30, 1998, filed with the SEC on September 10, 1998 (File Number 000-22228), (ii) the Company’s Current Report on Form 8-K, dated September 6, 2006, filed with the SEC on September 11, 2006 (File Number 001-11967), and (iii) the Company’s Current Report on Form 8-K, dated September 20, 2006, filed with the SEC on September 22, 2006 (File Number 001-11967)).

3.2	Bylaws of the Company, as amended March 19, 2008 (incorporated by reference to the Company’s Current Report on Form 8-K, dated March 19, 2008, filed with the SEC on March 20, 2008 (File Number 001-11967)).

3.3	Certificate of Designations of the Series C Preferred Stock.

4.1	Deposit Agreement, dated as of March 19, 2013, by and among the Company, Computershare Shareowner Services, LLC, as depositary, and the holders from time to time of the depositary receipts described therein.

4.2	Form of depositary receipt representing the Depositary Shares (included as Exhibit A to Exhibit 4.1 hereto).

4.3	Form of certificate representing the Series C Preferred Stock.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ASTORIA FINANCIAL CORPORATION

Date: March 19, 2013	By:	/s/ Frank E. Fusco
Frank E. Fusco Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Incorporation of the Company, as amended effective as of June 3, 1998 and as further amended on September 6, 2006 and September 20, 2006 (incorporated by reference to (i) the Company’s Quarterly Report on Form 10-Q/A for the quarter ended June 30, 1998, filed with the SEC on September 10, 1998 (File Number 000-22228), (ii) the Company’s Current Report on Form 8-K, dated September 6, 2006, filed with the SEC on September 11, 2006 (File Number 001-11967), and (iii) the Company’s Current Report on Form 8-K, dated September 20, 2006, filed with the SEC on September 22, 2006 (File Number 001-11967)).

3.2	Bylaws of the Company, as amended March 19, 2008 (incorporated by reference to the Company’s Current Report on Form 8-K, dated March 19, 2008, filed with the SEC on March 20, 2008 (File Number 001-11967)).

3.3	Certificate of Designations of the Series C Preferred Stock.

4.1	Deposit Agreement, dated as of March 19, 2013, by and among the Company, Computershare Shareowner Services, LLC, as depositary, and the holders from time to time of the depositary receipts described therein.

4.2	Form of depositary receipt representing the Depositary Shares (included as Exhibit A to Exhibit 4.1 hereto)

4.3	Form of certificate representing the Series C Preferred Stock.